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EXHIBIT 12

                            CHECKPOINT SYSTEMS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

(AMOUNTS IN THOUSANDS)                           2007        2006       2005       2004       2003
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
Interest expense (1)..........................  $ 2,534    $ 2,307     $ 4,192    $ 8,467    $13,067
Interest factor in rental expense.............    8,906      4,898       5,673      6,871      7,196
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(a) Fixed charges, as defined.................  $11,440    $ 7,205     $ 9,865    $15,338    $20,263
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Earnings (loss) from continuing operations
   before income taxes and minority interest..  $70,576    $41,975     $40,127    $21,031    $29,443
Fixed charges.................................   11,440      7,205       9,865     15,338     20,263
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(b) Earnings, as defined......................  $82,016    $49,180     $49,992    $36,369    $49,706
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(c) Ratio of earnings to fixed charges (b / a)      7.2x       6.8x        5.1x       2.4x       2.5x
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(1)   Includes amortization of finance costs.

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. "Earnings" consist of earnings from continuing operations before income taxes and minority interest plus income from an equity method investee plus fixed charges. "Fixed Charges" consist of interest expense plus one-third of rental expense (which amount is considered representative of the interest factor in rental expense).